EXHIBIT 2

                          CERTIFICATE OF CORRECTION TO
                               ARTICLES OF MERGER

     I. Boddie-Noell Properties of Maryland, Inc., a Maryland corporation (the "Surviving Corporation"), and Boddie-Noell Properties, Inc., a Delaware corporation (the "Merging Corporation"), merged on July 31, 1997 pursuant to Articles of Merger filed with the State of Maryland Department of Assessments and Taxation on July 23, 1997.

     II. Section V of the Articles of Merger as previously filed stated: The Articles of Incorporation of the Surviving Corporation shall be amended as part of the merger as follows: Article II shall be amended to read: "The name of the corporation (the "Corporation") is Boddie-Noell Properties, Inc."

     III. Section V of the Articles of Merger is hereby corrected to read: The Articles of Incorporation of the Surviving Corporation shall be amended as part of the merger as follows: (1) Article II shall be amended to read: "The name of the corporation (the "Corporation") is Boddie-Noell Properties, Inc."; and (2)
Section 5.5 of Article V shall be deleted in its entirety.


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      IN WITNESS WHEREOF, this Certificate of Correction to Articles of Merger have been executed by the parties hereto by their duly authorized officers this 5th day of August 1997.

ATTEST:                                 BODDIE-NOELL  PROPERTIES, INC.


 /s/ Philip S. Payne                    By:        /s/ D. Scott Wilkerson
---------------------                            -----------------------------
Philip S. Payne                                  D. Scott Wilkerson
Assistant Secretary                              President


  [Corporate Seal]


ATTEST:                                 BODDIE-NOELL PROPERTIES OF
MARYLAND, INC.


 /s/ Philip S. Payne                    By:        /s/ D. Scott Wilkerson
---------------------                            -----------------------------
Philip S. Payne                                  D. Scott Wilkerson
Secretary                                        President

  [Corporate Seal]



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                             PRESIDENT'S CERTIFICATE

      I, D. Scott Wilkerson, President of Boddie-Noell Properties, Inc., hereby acknowledge that the execution of the Certificate of Correction to Articles of Merger dated as of August ___, 1997, to which this certificate is attached, was the act of Boddie-Noell Properties, Inc. Under the penalties for perjury, I hereby certify that the matters and facts set forth therein with respect to authorization and approval are true in all material respects to the best of my knowledge, information and belief.

      WITNESS my hand on this 5th day of August, 1997.



                             /s/ D. Scott Wilkerson
                          -----------------------------
                          D. Scott Wilkerson, President


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                             PRESIDENT'S CERTIFICATE

      I, D. Scott Wilkerson, President of Boddie-Noell Properties of Maryland, Inc., hereby acknowledge that the execution of the Certificate of Correction to Articles of Merger dated as of August ___, 1997, to which this certificate is attached, was the act of Boddie-Noell Properties of Maryland, Inc. Under the penalties for perjury, I hereby certify that the matters and facts set forth therein with respect to authorization and approval are true in all material respects to the best of my knowledge, information and belief.

      WITNESS my hand on this 5th day of August, 1997.



                             /s/ D. Scott Wilkerson
                          -----------------------------
                          D. Scott Wilkerson, President



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